EXHIBIT 99.1

Peraso Announces First Quarter 2026 Results

SAN JOSE, Calif., May 11, 2026 – Peraso Inc. (NASDAQ: PRSO) (“Peraso” or the “Company”), a pioneer in mmWave wireless technology solutions, today announced financial results for the first quarter ended March 31, 2026.

Management Commentary

“Our first quarter results reflect the anticipated push-out on the fulfillment of a significant customer order due to the delayed receipt of key materials from one of our suppliers,” commented Ron Glibbery, CEO of Peraso. “We shipped this order in the current quarter, and we have since begun implementing measures to mitigate our reliance on any one supplier. In addition to this delayed order, we are also experiencing irregular order patterns from our fixed wireless access customers, as well as multiple new customers not yet establishing observable order patterns.

“Despite these near-term challenges, particularly within the fixed wireless access market, we have remained closely engaged on expanded opportunities for our 60 GHz mmWave technology across a number of new and existing customers. Within the tactical communications market, we are seeing growing interest in Peraso’s mmWave wireless technology following the announcement of our lead Israeli defense customer, InTACT. We delivered initial production shipments in April of our optimized 60GHz modules in support of this customer’s next-generation drone Identification Friend or Foe system.

“We remain optimistic about the breadth of our customer engagements and continue to believe there are expanding opportunities for 60 GHz wireless technology in markets that require high-bandwidth and secure connectivity beyond our core fixed wireless access applications. Our primary focus over the coming quarters is to secure new purchase orders, as well as increase the conversion rate of existing customer engagements into design wins for potential future top-line growth.”

First Quarter 2026 Financial Results

Total net revenue for the first quarter of 2026 was $1.0 million, compared with $2.9 million in the prior quarter and $3.9 million in the same quarter a year ago. Product revenue for the first quarter of 2026 was $0.7 million, compared with $2.8 million in the prior quarter and $3.8 million in the same quarter a year ago. The sequential and year-over-year decrease in product revenue for the first quarter of 2026 was primarily attributable to lower shipments of both memory IC and mmWave products.

Gross margin for the first quarter of 2026 was 61.5%, compared with 52.2% in the prior quarter and 69.3% in the same quarter a year ago. The sequential increase in gross margin for the first quarter of 2026 was primarily attributable to a higher mix of revenue contribution from non-recurring engineering projects, while the year-over-year decrease primarily reflected the decrease in sales of legacy memory ICs.

Total operating expenses on a GAAP basis for the first quarter of 2026 were $3.1 million, compared with $2.8 million in the prior quarter and $3.2 million in the same quarter a year ago. Operating expenses on a non-GAAP basis for the first quarter of 2026, which excluded stock-based compensation, were $2.9 million compared with $2.7 million in the prior quarter and $3.1 million in the same quarter a year ago.

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GAAP net loss for the first quarter of 2026 was $2.5 million, or ($0.22) per share, compared with a net loss of $1.2 million, or ($0.13) per share, in the prior quarter, and a net loss of $0.5 million, or ($0.08) per share, in the first quarter of 2025. Non-GAAP net loss, which excludes stock-based compensation and changes in fair value of warrant liabilities, for the first quarter of 2026 was $2.3 million, or ($0.20) per share, compared with a net loss of $1.2 million, or ($0.13) per share, in the prior quarter and a net loss of $0.4 million, or ($0.07) per share, in the first quarter of 2025.

Adjusted EBITDA for the first quarter of 2026 was negative $2.3 million, compared with negative $1.1 million in the prior quarter and negative $0.3 million in the same quarter last year.

A reconciliation of GAAP to non-GAAP results and GAAP net loss to Adjusted EBITDA is provided in the financial statement tables following the text of this press release.

Earnings Conference Call and Webcast Information

Ron Glibbery, CEO, and Jim Sullivan, CFO, will host a conference call and webcast with slides today, May 11th, at 1:30 p.m. Pacific Time.

Date: Monday, May 11, 2026

Time: 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time)

Conference Call Number: 1-888-506-0062

International Call Number: +1-973-528-0011

Participant Access Code: 939441

Webcast and Slides: Click Here

For those unable to listen to the live Web broadcast, it will be archived on the Company’s website, and can be accessed by visiting the Company’s investor page at https://investors.perasoinc.com/events-presentations. A replay of the conference call will also be available through May 25, 2026 and can be accessed by calling 1-877-481-4010, and using passcode 53955. International callers should dial 1-919-882-2331 and enter the same passcode at the prompt. Any supporting materials referenced during the live broadcast will be made available in the Investor Relations section of the Company’s website following the conclusion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Peraso’s consolidated financial statements presented in accordance with GAAP, Peraso uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation  and the change in fair value of warrant liabilities. Peraso’s management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that Peraso’s management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which the Company defines as GAAP net income (loss) before interest expense, the income tax provision, and depreciation and amortization, as well as stock-based compensation and the change in fair value of warrant liabilities. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

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Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Current Report on Form 8-K dated May 11, 2026 filed by the Company with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, the Company’s expectations regarding growth prospects for the Company’s products and the Company’s 2026 revenue and gross margin trends. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

•	the Company’s ability to continue as a going concern;
•	the Company’s ability to raise additional capital to fund its operations;
•	the Company’s ability to maintain compliance with the continued listing requirements and standards of the Nasdaq Stock Market;
•	risks related to the process of reviewing and exploring potential strategic alternatives, which may be time-consuming, distracting, and disruptive to the Company’s business operations;
•	the timing of customer orders and product shipments, which may be impacted by supply chain disruptions experienced by the Company or its customers;
•	the Company’s ability to convert customer engagements, proof-of-concept evaluations, and technology demonstrations into design wins, purchase orders, and production revenue;
•	the timing and outcome of product deliveries, field trials, and customer acceptance of the Company’s products;
•	risks related to pandemics, wars and terrorist activities that may have an adverse impact on the Company’s business and financial results and result in component shortages and increased lead times that may negatively impact the Company’s ability to ship its products;
•	risks related to tariffs, trade restrictions, inflation, and other government actions that may affect the Company’s supply chain, component costs, or customer demand;
•	customer concentrations and length of billing and collection cycles, which may be impacted in the event of a global recession or economic downturn;
•	lengthy sales cycle;
•	ability to enhance the Company’s existing proprietary technologies and develop new technologies;
•	achieving additional design wins for the Company’s products through the acceptance and adoption of its technology by existing and potential customers and their suppliers;
•	difficulties and delays in the production, testing and marketing of the Company’s products;

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•	reliance on manufacturing partners to assist successfully with the fabrication of and production of the Company’s products;
•	impacts of the end-of-life of the Company’s memory products;
•	availability of quantities of the Company’s products supplied by its manufacturing partners at a competitive cost;
•	level of intellectual property protection provided by the Company’s patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which the Company may be or may become a party from time to time;
•	vigor and growth of markets served by the Company’s customers and its operations; and
•	other risks identified in the Company’s public filings it makes with the Securities and Exchange Commission.

Peraso does not intend to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About Peraso Inc.

Peraso Inc. (NASDAQ: PRSO) is a pioneer in high-performance 60 GHz unlicensed and 5G mmWave wireless technology, offering chipsets, antenna modules, software and IP. Peraso supports a variety of applications, including fixed wireless access, tactical communications, immersive video and factory automation. For additional information, please visit www.perasoinc.com.

Company Contact:

Jim Sullivan, CFO

Peraso Inc.

P: 408-418-7500

E: jsullivan@perasoinc.com

Investor Relations Contacts:

Shelton Group

Brett L. Perry | Leanne K. Sievers

P: 214-272-0070

E: sheltonir@sheltongroup.com

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PERASO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2026	2025

Net Revenue
Product	$667	$3,800
Services and other	296	69
Total net revenue	963	3,869

Cost of Net Revenue	371	1,189

Gross Profit	592	2,680

Operating Expenses
Research and development	1,590	1,583
Selling, general and administrative	1,486	1,611
Total operating expenses	3,076	3,194

Loss from operations	(2,484)	(514)

Change in fair value of warrant liabilities	(9)	35
Other income (expense), net	(4)	8
Net loss	$(2,497)	$(471)

Net loss per share
Basic and diluted	$(0.22)	$(0.08)

Shares used in computing net loss per share
Basic and diluted	11,613	5,745

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PERASO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$2,672	$2,886
Accounts receivable, net	867	1,219
Inventories	1,600	1,168
Prepaid expenses and other	534	195
Total current assets	5,673	5,468

Property and equipment, net	497	363
Right-of-use lease assets	124	143
Other	104	105
Total assets	$6,398	$6,079

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$895	$679
Deferred revenue	102	8
Short-term lease liabilities	95	95
Accrued expenses and other	605	540
Total current liabilities	1,697	1,322

Long-term lease liabilities	64	97
Warrant liabilities	33	24
Total liabilities	1,794	1,443

Stockholders' equity	4,604	4,636

Total liabilities and stockholders’ equity	$6,398	$6,079

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PERASO INC.

Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share

(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2026	2025

GAAP net loss	$(2,497)	$(471)
Stock-based compensation expense
- Research and development	59	65
- Selling, general and administrative	88	60
Total stock-based compensation expense	147	125

Change in fair value of warrant liabilities	9	(35)

Non-GAAP net loss	$(2,341)	$(381)

GAAP net loss per share	$(0.22)	$(0.08)
Reconciling items
- Stock-based compensation expense	0.02	0.02
- Change in fair value of warrant liabilities	-	(0.01)

Non-GAAP net loss per share	$(0.20)	$(0.07)

Shares used in computing non-GAAP net loss per share
Basic and diluted	11,613	5,745

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PERASO INC.

Reconciliation of GAAP and Non-GAAP Financial Information

(In thousands; unaudited)

	Three Months Ended
	March 31,
	2026	2025
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(2,497)	$(471)
Stock-based compensation expense
- Research and development	59	65
- Selling, general and administrative	88	60
Stock-based compensation expense	147	125

Change in fair value of warrant liabilities	9	(35)

Non-GAAP net loss	(2,341)	(381)
EBITDA adjustments:
- Depreciation and amortization	50	67
- Interest expense	-	1

Adjusted EBITDA	$(2,291)	$(313)

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